Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Each of the undersigned hereby certifies, in accordance with 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in his capacity as an officer of Parametric Sound Corporation (the "Company"), that, to his knowledge, the Annual Report of the Company on Form 10-K for the period ended September 30, 2013, fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operation of the Company.

Dated: November 26, 2013

/s/ KENNETH F. POTASHNER

Kenneth F. Potashner

Executive Chairman (Principal Executive Officer)

Dated: November 26, 2013

/s/ JAMES A. BARNES

James A. Barnes

Chief Financial Officer, Treasurer and Secretary (Principal Financial Officer)

This certification accompanies the Form 10-K to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of Parametric Sound Corporation under the Securities Act of 1934, as amended (whether made before or after the date of the Form 10-K), irrespective of any general incorporation language contained in such filing.